SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 9, 1999


                 HISTORIC PRESERVATION PROPERTIES 1990 L.P. TAX CREDIT FUND
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                   (Exact name of registrant as specified in its charter)


              Delaware          33-31778                   04-3066191
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           (State or other   (Commission               (IRS Employer
            jurisdiction      File Number)              Identification No.)
            of incorporation)


                  45 Broad Street, 3rd Floor, Boston, Massachusetts 02109
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              (Address of principal executive office)            (Zip Code)

             Registrant's telephone number, including area code: (617) 422-5815

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               (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On September 9, 1999, Historic Preservation Properties 1990 L.P. Tax Credit Fund (the "Partnership") closed the sale (the "Sale") of all its properties (the "Property"), consisting of the land and seven-story building located at 1000 Fell Street, Baltimore, MD (the "Building Venture") and the land and marina located at 1001 Fell Street, Baltimore, MD (the "Marina Venture"). The Partnership owned these properties through its 100% ownership of two Delaware limited partnerships, Henderson's Wharf Baltimore, L.P., and Henderson's Wharf Marina L.P. The purchaser of the Building Venture was Henderson's Wharf Baltimore, LLC, and the purchaser of the Marina Venture was Henderson's Wharf Marina, Inc. (collectively, the "Purchaser"). As required by the Partnership's Agreement of Limited Partnership, the consent of a majority in interest of the Limited Partners to the Sale was obtained by August 31, 1999 pursuant to a Consent Solicitation Statement dated August 2, 1999.

     The aggregate gross sale price of the Property was $13,550,000 (before selling costs and prorations). The sale price was negotiated by the General Partner, on behalf of the Partnership. The Partnership received approximately $7,505,600 of cash proceeds from the Sale, net of closing costs and adjustments of approximately $110,400 and payment in full of its mortgage debt of approximately $5,934,000. All net cash proceeds from the Sale, less any amount the General Partner determines to set aside as reserves for contingencies, and to conclude the liquidation of the Partnership will be distributed to the Limited Partners.

     The Purchaser purchased the Property on an "As Is" basis with only limited representations and warranties by the Partnership as to the condition of the Property or its fitness for any purpose. Any representations made by the Partnership will survive for only a period of six (6) months following the closing date. Although it is not expected, the Partnership could ultimately have some liability to the Purchaser under such representations and warranties.

ITEM 5.   OTHER EVENTS.

     On September 13, 1999, the Partnership distributed $7,362,450 to the Limited Partners.

     The Partnership intends to wind up its operations and liquidate as of December 31, 1999. As of that date, the Partnership intends to make a final distribution to its Limited Partners and arrange for the payment of all general and administrative expenses relating to its final financial and tax reporting requirements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.  Not applicable.

(b)  Pro Forma Financial Information - Narrative.

     As a result of the Sale of the Property by the Partnership, beyond the date of Sale there will be no further rental income, property operating expenses, interest expense, or depreciation expense in the consolidated financial statements of the Partnership. For the Partnership's fiscal year ended December 31, 1998 (the last full fiscal year for which information is available at the date of this Report) such amounts were $3,611,487, $2,143,074, $446,989, and $475,872, respectively. Rental income, property operating expenses, interest expense, and depreciation expense were $1,804,494, $1,257,398, $219,268, and $261,766, respectively, for the six months ended June 30, 1999 in the consolidated financial statements of the Partnership. Also as a result of the Sale of the Property, there are no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at June 30, 1999 consisted of: investments in real estate, less accumulated depreciation and reserves, of $14,186,461; other assets of $880,200; security deposits of $97,324; and cash and cash equivalents of $194,283. Following the Sale, the Partnership's only assets will be cash and cash equivalents, nominal accounts receivable and reserves for the liquidation of the Partnership; its only liabilities will be accounts payable and accrued expenses; its only income will be interest income; and its only expenses will be general and administrative expenses of winding up and liquidating the Partnership.

(c)  Exhibits.
          1.) Agreement for the Purchase and Sale of Real Property ofHenderson's
              Wharf Baltimore L.P.
          2.) Agreement  for the  Purchase  and  Sale of Real  Property  of
              Henderson's Wharf Marina L.P.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HISTORIC PRESERVATION PROPERTIES 1990 L.P. TAX CREDIT FUND

                              By:  BOSTON HISTORIC PARTNERS II LIMITED
                                   PARTNERSHIP, General Partner

                                   By:  BHP II ADVISORS LIMITED PARTNERSHIP,
                                        General Partner

                                        By:  PORTFOLIO ADVISORY SERVICES II,
                                             INC., General Partner

Date:  September 24, 1999                    By:  /s/ Terrence P. Sullivan
                                                  ------------------------
                                                  Terrence P. Sullivan
                                                  President

Date:  September 24, 1999               By:  /s/    Terrence P. Sullivan
                                             ---------------------------
                                             Terrence P. Sullivan
                                             General Partner